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                                                                    EXHIBIT 16.1

                [LETTERHEAD OF DELOITTE & TOUCHE APPEARS HERE]

December 22, 1999

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Gencor Industries, Inc. (the "Registrant") included in Item 4 of its Form 8-K dated December 3, 1999, and our comments are set forth below. For each sentence in Item 4 of the Registrant's Form 8-K dated December 3, 1999, as previously submitted by the Registrant, we have repeated such sentence and included our response thereto.

1/ST/ PARAGRAPH
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1.    Subsequent to the issuance of the Registrant's consolidated financial statements as of and for the year-ended September 30, 1998, and as publicly announced on January 28, 1999, management of the Registrant discovered that certain accounting irregularities and other improprieties may have occurred at its United Kingdom subsidiary, Gencor ACP, Ltd. ("ACP").

      We agree with the Registrant's statement, but would add that Deloitte & Touche in the United Kingdom ("DTUK") also identified certain information that contributed to the discovery that certain accounting irregularities and other improprieties may have occurred at the Registrant's United Kingdom subsidiary, Gencor ACP, Ltd. ("ACP").

2. At the direction of the Registrant's Board of Directors and Audit Committee, immediate inquiry was made into the financial affairs of ACP.

      We agree with the Registrant's statement, except that we are not in a position to agree or disagree with the characterization of the inquiry into the financial affairs of ACP as being immediate or at the direction of the Registrant's Board of Directors and Audit Committee. On February 4, 1999, we discussed with the Registrant's Audit Committee the need for the Registrant to conduct an independent investigation into the accounting irregularities and other improprieties at ACP.

3. This quickly develops into a full investigation which over its course confirmed accounting irregularities and other improprieties by ACP's Managing Director and its Chief Financial Officer, both of whom were immediately terminated and replaced.

      We agree with the Registrant's statement, except that we are not in a position to agree or disagree with the appropriateness of the subjective terms "quickly", "full" and "immediately".

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4.   The Registrant then directed that its certified public accountants,
     Deloitte & Touche LLP, take all steps necessary to enable the Registrant to complete a re-audit in the U.K. so that the Registrant would be in a position to file its restated 1998 consolidated financial statements, and further be in a position to file its quarterly statements for the fiscal year 1999 at the earliest possible date.

     We disagree with the Registrant's statement to the extent it implies that the Registrant was to complete a "re-audit" in the U.K. Deloitte & Touche LLP("D&T") and DTUK were requested by the Registrant to perform the auditing procedures necessary for D&T to issue its report on the Registrant's restated consolidated financial statements as of and for the year ended September 30, 1998. We are not in a position to agree or disagree with the remaining portions of the statement made by the Registrant.


2/ND/PARAGRAPH
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1.   The Registrant and Deloitte & Touche LLP diligently worked on revising the
     Registrant's consolidated financial statements as of and for the year-ended September 30, 1998.

     We disagree with the Registrant's statement to the extent it implies that D&T was responsible for revising the Registrant's consolidated financial statements as of and for the year ended September 30, 1998. The Registrant's management is responsible for restating the Registrant's consolidated financial statements as of and for the year ended September 30, 1998. D&T and DTUK were requested by the Registrant to perform the auditing procedures necessary for D&T to issue its report on the Registrant's restated consolidated financial statements as of and for the year ended September 30, 1998.

2. By the end of January 1999 the Registrant anticipated that it would be able to disclose its revised financial statements as of and for the year-ended September 30, 1998, to the public within a short period of time thereafter.

     We are not in a position to agree or disagree with the Registrant's statement regarding what the Registrant anticipated at the end of January 1999. However, on February 4, 1999, we advised the Registrant that it needed to complete its investigation related to ACP before we would consider whether we would issue our report on the Registrant's restated consolidated financial statements as of and for the year ended September 30, 1998.

3. The Registrant received a letter from Deloitte & Touche LLP on February 1, 1999, to the effect that their report dated November 3, 1998, should no longer be relied upon or associated with the Registrant's consolidated financial statements as of and for the year-ended September 30, 1998.

     We agree with the Registrant's statement and add that from January 22, 1999 to February 1, 1999, we repeatedly informed the Registrant that our report on the Registrant's consolidated financial statements as of and for the year ended September 30, 1998, should no longer be relied upon, and repeatedly requested that the Registrant include a statement to that effect in a company press release.

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3RD PARAGRAPH
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1.   In April 1999, Registrant and Deloitte & Touche LLP had completed the re-audit.

     We disagree with the Registrant's statement to the extent that it implies that the Registrant performed a re-audit. We also disagree because we did not complete all auditing procedures necessary to issue our report on the Registrant's restated consolidated financial statements as of and for the year ended September 30, 1998.

2. However, during the process of the re-audit, the Registrant learned that Deloitte & Touche LLP's affiliate in the U.K. ("Deloitte UK") was not in compliance with US accounting rules regarding accounting independence because Deloitte UK had charged ACP a fee in connection with rendering certain executive recruiting services.

     We disagree with the Registrant's statement. DTUK is a member firm
     Deloitte Touche Tohmatsu. D&T informed the Registrant that the Staff of the Securities and Exchange Commission (the "SEC Staff") may raise questions regarding the independence of D&T or DTUK with respect to the Registrant, because DTUK accepted an engagement to perform and did perform certain executive recruiting services for ACP and that the matter should be discussed with the SEC Staff to determine their position with respect to D&T's independence.

3. The Registrant, its counsel and Deloitte & Touche LLP met with the Securities and Exchange Commission (the "SEC") to discuss the matter in June of 1999.

     We agree with the Registrant's statement, except that the meeting was with members of the Staff of the Securities and Exchange Commission.

4. From that time on, this issue became a protracted matter between the SEC and Deloitte & Touche LLP.

     We disagree with the Registrant's statement to the extent it implies that this matter was only between D&T and the SEC Staff, because the Registrant was also a party to this matter given that its financial statements were at issue. We are not in a position to agree or disagree with the Registrant's statement to the extent that it characterizes this matter as being protracted.

5. Gencor could only wait on the sidelines for a resolution of the matter, or directions from the SEC on how to proceed so as to hasten the day when the Registrant could file financials and resume the trading of its stock.

     We are not in a position to agree or disagree with the Registrant's statement.

6. The Registrant regularly pursued the SEC to learn of the disposition of the independence matter.

     We are not in a position to agree or disagree with the Registrant's statement.

7. However, with no ruling having been rendered, in September 1999, the Registrant on its own initiative undertook to have the ACP operation re-audited for the second time by a new, wholly-independent accounting firm, Grant Thornton, LLP.

     We agree that the Registrant engaged Grant Thornton to audit the financial statements of ACP as of and for the year ended September 30, 1998. We disagree with the Registrant's
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statement to the extent that it characterizes the engaging of Grant Thornton as being "on its own initiative". On June 29, 1999, we advised the Registrant that it should engage another auditor to re-audit the 1998 financial statements of ACP because doing so may resolve the independence issue being discussed with the SEC Staff. We are not in a position to agree or disagree with the remaining portions of the statement made by the Registrant.


4/TH/ PARAGRAPH
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1.   The Registrant had presumed that this second re-audit would alleviate any possible problems that the SEC had with the Deloitte UK audit.

     We are not in a position to agree or disagree with what the Registrant may have presumed.

2. Although the Grant Thornton, LLP re-audit was to be a costly, and time-consuming process, it was believed to be the prudent thing to do in order to overcome the SEC/Deloitte & Touche LLP stalemate.

     We are not in a position to agree or disagree with the Registrant's statement to the extent that it characterizes the audit by Grant Thornton as being a costly and time-consuming process, or as to what the Registrant believed to be prudent. We disagree with the Registrant's statement to the extent that it characterizes this matter as a SEC/D&T stalemate, because the Registrant was also a party to this matter given that its financial statements were at issue. We also point out that the Registrant, the SEC Staff and D&T were continuing to discuss possible resolutions in order to resolve the independence questions, prior to our termination.

3. At no time was the Registrant alerted that the SEC might disqualify Deloitte & Touche LLP also as the consolidating global auditor for all of the Registrant worldwide.

     We disagree with the Registrant's statement because on June 29, 1999, in a meeting with the Registrant and D&T, the SEC Staff stated that they were questioning D&T's independence with respect to the Registrant's consolidated financial statements.

4. Unfortunately on November 18, 1999, the SEC finally responded to the Registrant advising that it had determined that Deloitte & Touche LLP was not independent on a global basis, thus requiring the Registrant to retain the services of another audit firm to re-audit all of the Registrant's worldwide operations, not just ACP in England, for the year 1998.

     We disagree with the Registrant's statement that the SEC Staff had determined that D&T was not independent with respect to the Registrant on a global basis. We received a copy of a letter from the SEC Staff to the Registrant, dated November 18, 1999, stating that the SEC Staff "...can give you no comfort regarding the independence of your auditors, Deloitte & Touche LLP." We do not interpret such statement as being a determination by the SEC Staff that D&T was not independent with respect to the Registrant on a global basis. Rather, we believe that it is indicative of a position that the issue had not yet been resolved to the SEC Staff's satisfaction.

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5/TH/ PARAGRAPH
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1.   Because of this ruling by the SEC, the Registrant has made the decision to terminate Deloitte & Touche LLP and informed Deloitte & Touche LLP of this fact on December 3, 1999.

     We agree with the Registrant's statement that we were informed that we had been terminated as the Registrant's independent auditor on December 3, 1999. We disagree with the Registrant's statement that there was a ruling by the SEC Staff. We are not in a position to agree or disagree with respect to the reason the Registrant made the decision to terminate D&T.

6/TH/ PARAGRAPH
---------------

1. Deloitte & Touche LLP'S report on the Registrant's financial statements for each of the last two fiscal years, prior to their withdrawal, did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     We agree with the Registrant's statement, with the clarification that our report dated November 3, 1998, on the Registrant's consolidated financial statements as of and for the year ended September 30, 1998, was withdrawn on February 1, 1999.

2.   The decision to change accountants was approved by the Board of Directors.

     We are not in a position to agree or disagree with the Registrant's statement.

3. During the Registrant's two most recent fiscal years and in the period since September 30, 1998, there were no disagreements with Deliotte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of Deliotte & Touche LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

     We agree with the Registrant's statement.

7/TH/ PARAGRAPH
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1.   The Registrant is in the process of selecting a new nationally-known independent certified public accountant and at the present expects to have its worldwide re-audit completed in the Spring of 2000.

     We are not in a position to agree or disagree with the Registrant's statement.

8/TH/ PARAGRAPH
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1.   Information contained in this Report, other than historical information, may be considered forward-looking in nature.

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   We are not in a position to agree or disagree with the Registrant's statement.

2. As such, it is based upon certain assumptions and is subject to various risks and uncertainties, which may not be controllable by the Registrant.

   We are not in a position to agree or disagree with the Registrant's statement.

3. Some of these assumptions, which relate to the re-audit, will be that (i) the Registrant is able to timely select new auditors, and (ii) there will be no delays in the conduct of the re-audit.

   We are not in a position to agree or disagree with the Registrant's statement.

4. To the extent that these assumptions prove to be incorrect, or should any of these risks or uncertainties materialize, the actual results may vary materially from those which were anticipated.

   We are not in a position to agree or disagree with the Registrant's statement.


                                     Very truly yours,

                                     /s/ Deloitte & Touche LLP

                                     Deloitte & Touche LLP

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